Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 5, 2019, in the Registration Statement (Form F-1) and related Prospectus of Vista Oil & Gas, S.A.B. de C.V., for the registration of Series A shares of its common stock.

/s/ MANCERA, S.C. Member firm of Ernst & Young Global Limited Mexico City, Mexico July 2, 2019